SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549




                                     FORM 8-K/A

                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                         Securities and Exchange Act of 1934


                  Date of Report (date of earliest event reported):
                                   April 23, 1997



                             PROMEDCO MANAGEMENT COMPANY
               (Exact name of Registrant as specified in its charter)


        DELAWARE                      0-21373                   75-2529809
        (State of              (Commission File No.)           (IRS Employer
     Incorporation)                                         Identification No.)


                            801 CHERRY STREET, SUITE 1450
                               FORT WORTH, TEXAS 76102
            (Address of principal executive offices, including zip code)


                                    (817)335-5035
                (Registrant's telephone number, including area code)

The undersigned Registrant hereby amends Item 7 of its current report on Form 8-K which was filed with the Securities and Exchange Commission on May 7, 1997, as follows:

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired

                  (i) The audited combined financial statements of Southwest Florida Clinic
                           Practices as of December 31, 1995 and 1996

         (b)      Pro Forma Financial Information

                  (i) Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1996

                  (ii) Unaudited Pro Forma Consolidated Statement of Operations for the year ended
                           December 31, 1996

                  (iii)    Notes to Pro Forma Consolidated Financial Information

         The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto, included in the Company's registration statement on Form S-1 and related prospectus dated March 12, 1997.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Naples Medical Center, P.A. and Naples Obstetric and Gynecology, M.D., P.A.:

We have audited the accompanying combined balance sheets of the Southwest Florida Clinic Practices (see Note 1) as of December 31, 1995 and 1996, and the related combined statements of operations, owners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Southwest Florida Clinic Practices as of December 31, 1995 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP


Fort Worth, Texas,
February 28, 1997

               SOUTHWEST FLORIDA CLINIC PRACTICES (NOTE 1)

                              COMBINED BALANCE SHEETS

                                                                                          December 31,
                                 ASSETS                                              1995            1996
                                 ------                                         -------------    -------------
CURRENT ASSETS:
    Cash and cash equivalents                                                   $      150,312   $     129,582
    Accounts receivable - net of contractual and other
      allowances of $3,381,568 and $4,148,894, respectively                          2,917,824       3,666,759
    Inventories                                                                         17,708          30,989
                                                                                --------------   -------------

        Total current assets                                                         3,085,844       3,827,330

PROPERTY AND EQUIPMENT, net of accumulated depreciation
    of $1,786,873 and $1,966,873, respectively                                         673,064         616,234

OTHER ASSETS                                                                            12,250          81,867
                                                                                    ---------        ---------

        Total assets                                                            $    3,771,158   $   4,525,431
                                                                                ==============   =============

                     LIABILITIES AND OWNERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                                                            $           --   $     234,900
    Advances from affiliated company                                                   697,488         700,174
    Current maturities of notes payable                                                202,750         301,152
    Accrued expenses and other current liabilities                                     828,819         838,664
                                                                                --------------   -------------

        Total current liabilities                                                    1,729,057       2,074,890

NOTES PAYABLE, net of current maturities                                               283,695         177,702
                                                                                --------------   -------------

        Total liabilities                                                            2,012,752       2,252,592

COMMITMENTS AND CONTINGENCIES

OWNERS' EQUITY                                                                       1,758,406       2,272,839
                                                                                --------------   -------------

        Total liabilities and owners' equity                                    $    3,771,158   $   4,525,431
                                                                                ==============   =============


  The accompanying notes are an integral part of these financial statements.

                SOUTHWEST FLORIDA CLINIC PRACTICES (NOTE 1)

                        COMBINED STATEMENTS OF OPERATIONS


                                                                               Years Ended December 31,
                                                                                 1995            1996
NET REVENUES                                                                $  19,875,731   $  22,782,922
                                                                            -------------   -------------

COSTS AND EXPENSES:
   Clinic salaries and benefits                                                15,231,612      17,184,326
   Clinic rent and lease expense                                                  614,462         728,747
   Clinic pharmaceuticals and supplies                                            148,610         114,724
   General and administrative                                                   3,565,790       4,007,000
   Depreciation                                                                   215,626         188,962
   Interest expense                                                                39,854          54,030
                                                                            -------------   -------------

     Total costs and expenses                                                  19,815,954      22,277,789
                                                                            -------------   -------------

NET INCOME                                                                  $      59,777   $     505,133
                                                                            =============   =============


























  The accompanying notes are an integral part of these financial statements.

                 SOUTHWEST FLORIDA CLINIC PRACTICES (NOTE 1)

                     COMBINED STATEMENTS OF OWNERS' EQUITY

                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996


BALANCE, December 31, 1994                                   $   1,701,729

   Net income                                                       59,777

   Capital transactions                                             (3,100)
                                                             -------------

BALANCE, December 31, 1995                                       1,758,406

   Net income                                                      505,133

   Capital transactions                                              9,300
                                                             -------------

BALANCE, December 31, 1996                                   $   2,272,839
                                                             =============








  The accompanying notes are an integral part of these financial statements.

              SOUTHWEST FLORIDA CLINIC PRACTICES (NOTE 1)

                    COMBINED STATEMENTS OF CASH FLOWS

            FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996


                                                                                      1995            1996
                                                                                  -------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                     $      59,777   $    505,133
   Adjustments to reconcile net income to net cash
     provided by operating activities
     Depreciation and amortization                                                      215,626        188,962
     Changes in assets and liabilities
        Accounts receivable, net                                                       (247,066)      (748,935)
        Inventories                                                                       1,812        (13,281)
        Other current assets                                                             70,331             --
        Other noncurrent assets                                                         (12,000)       (69,617)
        Accounts payable                                                                    (61)       234,900
        Accrued expenses and other current liabilities                                   16,395          9,845
                                                                                  -------------   ------------

          Net cash provided by operating activities                                     104,814        107,007
                                                                                  -------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                                 (273,472)      (132,132)
                                                                                  -------------   ------------

     Net cash used in investing activities                                             (273,472)      (132,132)
                                                                                  -------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments on notes payable                                                              7,069         (7,591)
   Proceeds from capital transactions                                                    (3,100)         9,300
   Proceeds from affiliated company                                                     162,663          2,686
                                                                                  -------------   ------------

     Net cash provided by financing activities                                          166,632          4,395
                                                                                  -------------   ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                (2,026)       (20,730)

CASH AND CASH EQUIVALENTS, beginning of year                                            152,338        150,312
                                                                                  -------------   ------------

CASH AND CASH EQUIVALENTS, end of year                                            $     150,312   $    129,582
                                                                                  =============   ============

SUPPLEMENTAL DISCLOSURE OF CASH
   FLOW INFORMATION:
   Cash paid during the year for interest                                         $      39,854   $     54,030
                                                                                  =============   ============



  The accompanying notes are an integral part of these financial statements.

              SOUTHWEST FLORIDA CLINIC PRACTICES (NOTE 1)

                 NOTES TO COMBINED FINANCIAL STATEMENTS

                       DECEMBER 31, 1995 AND 1996


1.       DESCRIPTION OF BUSINESS:

         The combined financial statements of Southwest Florida Clinic Practices include the historical financial statements of Naples Medical Center, P.A. (NMC) and Naples Obstetric & Gynecology, M.D., P.A.. These entities have collectively agreed to enter into a service agreement with a wholly-owned subsidiary of ProMedCo Management Company (ProMedCo) to manage all day-to-day operations other than the provision of medical services. The entities have also agreed to enter into asset purchase agreements with ProMedCo for certain assets and certain liabilities (excluding, among other things, requirements under benefit plans) of the entities, with an anticipated closing date in April 1997. The transaction will be accounted for by ProMedCo under the purchase method of accounting for business combinations.

         The accompanying combined financial statements of the Southwest Florida Clinic Practices (the "Combined Entities") have been prepared for a Securities and Exchange Commission filing requirement of ProMedCo. The entities have been presented on a combined basis as the business transaction will be accounted for as a single transaction by ProMedCo and, therefore, it is more meaningful to present the combined financial position and results of operations of the acquired entities.

2.       SIGNIFICANT ACCOUNTING POLICIES:

         Basis of Presentation

         The accompanying combined financial statements have been prepared on the accrual basis of accounting. The Combined Entities maintain their accounting records on a cash basis. Certain accrual-basis adjustments have been made in the preparation of these combined financial statements.

         Revenue Recognition

         Revenue is recorded at estimated net amounts to be received from third party payors and others for services rendered.

         Cash and Cash Equivalents

         Cash and cash equivalents include all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments, with original maturities of three months or less.

         Accounts Receivable

         Accounts receivable primarily consists of receivables from patients, insurers, government programs and other third-party payors for medical services provided by physicians. Such amounts are reduced by an allowance for contractual and other uncollectible amounts.

         Property and Equipment

         Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment are depreciated using the straight-line method over the following useful lives:

                                                                  Years

         Furniture and fixtures                                    5-7
         Equipment                                                3-15
         Leasehold improvements                           Estimated Lease Life

         Income Taxes

         One of the Combined Entities is an S Corporation; accordingly, income tax liabilities are the responsibility of the respective owners. The remaining taxable corporation is a cash-basis tax payor and has not incurred significant tax liabilities for federal or state income taxes. Compensation to physician owners has traditionally reduced taxable income to nominal levels. This relationship would be expected to continue in the future. Because of this practice, provisions for income taxes and deferred tax assets and liabilities of the taxable entities have not been reflected in the combined financial statements.

         Owners' Equity

         Owners' equity includes the combined respective capital stock, additional paid-in capital and retained earnings of the various legal entities reflected herein as the Combined Entities.

         New Accounting Pronouncement

         The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Adoption of this standard is required for financial statements for fiscal years beginning after December 15, 1995. The new standard did not have an impact on The Combined Entities' results of operations.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.       PROPERTY AND EQUIPMENT:

         Property and equipment consists of the following:

                                                                                          December 31,
                                                                                     1995            1996
         Furniture and fixtures                                                 $      176,048  $     191,852
         Leasehold improvements                                                        170,222        170,222
         Equipment                                                                   2,113,667      2,221,033
         Less- Accumulated depreciation and amortization                            (1,786,873)    (1,966,873)
                                                                                --------------  -------------

         Property and equipment, net                                            $      673,064  $     616,234
                                                                                ==============  =============

4.       ADVANCES FROM AFFILIATED COMPANY:

         Advances from affiliated company represent amounts owed to Naples Medical and Professional Center, Inc., a related party, for operating assets transferred to NMC and cash advances to NMC for the purchase of equipment.

5.       NOTES PAYABLE:

         Notes payable consists of the following:

                                                                                          December 31,
                                                                                     1995            1996
         Note payable to a bank, due in 1999, principal and interest payable in monthly installments, bearing interest at 7.0%, secured by certain property
          and equipment                                                         $     383,355   $     283,854

         Note payable to a bank, due in 1997, principal and interest payable in monthly installments, bearing interest at a variable rate of prime plus 1/2% (8.75% at
          December 31, 1996)                                                          103,090         195,000
                                                                                -------------   -------------

            Total                                                                     486,445         478,854

            Less Current maturities                                                  (202,750)       (301,152)
                                                                                -------------   -------------

            Notes payable, net of current maturities                            $     283,695   $     177,702
                                                                                =============   =============

6.       COMMITMENTS AND CONTINGENCIES:

         The Combined Entities have operating leases for the buildings in which they are located and equipment. The leases are negotiated annually. Rent expense totaled $614,462 and $728,747 for the years ended December 31, 1995 and 1996, respectively.

7.       BENEFIT PLANS:

         The Combined Entities have several defined contribution plans. Contributions were $698,548 and $836,142 for 1995 and 1996, respectively.

8.       DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS:

         SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure about the fair value of financial instruments. Carrying amounts for all financial instruments approximate fair value as of December 31, 1995 and 1996.

9.       RELATED-PARTY TRANSACTIONS:

         NMC leases the building in which they are located and various pieces of equipment from Naples Medical and Professional Center, Inc., a related party. The amounts paid to the related party approximated $376,219 and $390,226 in 1995 and 1996, respectively.

                PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The pro forma as adjusted consolidated balance sheet gives effect to the acquisition of substantially all of the operating assets of Naples Medical Center, P.A. and Naples Obstetrics & Gynecology, M.D., P.A. (the "Naples Acquisition") as if it had been completed on December 31, 1996 and also reflects the initial public offering of ProMedCo Management Company's ("ProMedCo" or the "Company") Common Stock in March 1997 (the "Offering") and the conversion of all outstanding Series A Redeemable Convertible Preferred Stock and Class B Common Stock of the Company into Common Stock and the termination of the Company's contingent obligation to repurchase all outstanding Redeemable Common Stock, all of which occurred simultaneously with the closing of the Offering, as if such transactions had occurred on December 31, 1996.

         The pro forma as adjusted consolidated statement of operations for the year ended December 31, 1996, gives effect to the Naples Acquisition as if it had been completed on January 1, 1996. The historical as adjusted statement of operations gives effect to the Offering and to the 1996 affiliations with Cullman Family Practice, P.C.; Family Medical Clinic, P.C.; Morgan-Haugh, P.S.C.; HealthFirst Services, Inc.; Tarrant Family Practice, P.A. and King's Daughters Clinic, P.A. (the "1996 Transactions"), all completed during 1996, as if they had been completed on January 1, 1996. The pro forma as adjusted consolidated statement of operations information is based on the combined financial statements of the Company and the affiliated physician groups, giving effect to the Naples Acquisition and the 1996 Transactions under the purchase method of accounting, and the assumptions and adjustments in the accompanying notes to pro forma consolidated financial information.

         The pro forma consolidated financial information had been prepared by management based on the audited financial statements of the affiliated physician groups, adjusted where necessary to reflect the acquisitions and related operations as if the service agreements between the Company and such groups had been in effect during the entire periods presented. This pro forma consolidated financial information is presented for illustrative purposes only and is not indicative of the results that would have occurred if the Naples Acquisition or the 1996 Transactions had been completed on January 1, 1996 or that may be obtained in the future. The pro forma consolidated financial information should be read in conjunction with the audited consolidated financial statements and notes thereto of the Southwest Florida Clinic Practices included elsewhere in this filing and for the Company, Cullman Family Practice, P.C., Family Medical Clinic, P.C., Morgan-Haugh, P.S.C., HealthFirst Services, Inc., and Tarrant Family Practice, P.A., included in the Company's registration statement on Form S-1 and related prospectus dated March 12, 1997.

                          PRO FORMA CONSOLIDATED BALANCE SHEET
                                    DECEMBER 31, 1996
                                       (UNAUDITED)

                                             Equity        Offering     Historical       Naples          Naples           Pro Forma
                           Historical(a) Conversions(b) Adjustments(c) As Adjusted    Historical(d)    Adjustments       as Adjusted

                                     ASSETS
Current assets:
  Cash and cash
    equivalents            $ 1,633,534   $         --   $ 31,764,065   $ 33,397,599   $    129,582    $(11,107,755) (g) $22,419,426
  Accounts receivable, net   6,227,228             --             --      6,227,228      3,666,759      (1,071,296) (e)   8,822,691
  Inventory                    225,212             --             --        225,212         30,989              --          256,201
  Management fees receivable 1,266,598             --             --      1,266,598             --              --        1,266,598
  Due from affiliated
    physician groups           660,278             --             --        660,278             --              --          660,278
  Prepaid expenses and other
    current assets             517,633             --             --        517,633             --              --          517,633
                           -----------   ------------   ------------   ------------   ------------    ------------      -----------
      Total current assets  10,530,483             --     31,764,065     42,294,548      3,827,330     (12,179,051)      33,942,827

Property and equipment, net  3,930,191             --             --      3,930,191        616,234              --        4,546,425
Intangible assets, net      14,860,171             --             --     14,860,171             --       1,993,699  (d)  16,853,870
Other assets                 1,238,929             --       (564,427)       674,502         81,867      14,493,255  (d)  15,249,624
                           -----------   ------------   ------------   ------------   ------------    ------------      -----------
      Total assets         $30,559,774   $         --   $ 31,199,638   $ 61,759,412   $  4,525,431    $  4,307,903      $70,592,746
                           ===========   ============   ============   ============   ============    ============      ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable         $ 1,505,762   $         --   $         --   $  1,505,762   $    234,900    $    (97,420) (e) $ 1,643,242
  Payable to affiliated
    physician groups         1,341,876             --             --      1,341,876             --              --        1,341,876
  Accrued salaries, wages
    and benefits             1,153,558             --             --      1,153,558             --              --        1,153,558
  Accrued expenses and other
    current liabilities      2,353,381             --      1,035,573      3,388,954        838,664        (838,664) (e)   3,388,954
  Advances from affiliated
    company                         --             --             --             --        700,174        (700,174) (e)          --
  Current maturities of
    long-term debt           1,151,191             --             --      1,151,191        301,152        (301,152) (e)   1,151,191
  Current maturities of
    capital leases             589,438             --             --        589,438             --              --          589,438
  Deferred purchase price      181,986             --             --        181,986             --              --          181,986
                           -----------   ------------   ------------   ------------   ------------    ------------      -----------
      Total current
       liabilities           8,277,192             --      1,035,573      9,312,765      2,074,890      (1,937,410)       9,450,245

Notes payable, net           4,585,173             --     (1,715,935)     2,869,238        177,702        (177,702) (e)  11,565,092
                                                                                                         8,695,854  (g)
Obligations under capital
   leases                    1,030,171             --             --      1,030,171             --              --        1,030,171
Convertible subordinated
  notes payable              1,800,274             --             --      1,800,274             --              --        1,800,274
Other long term liabilities    393,575             --             --        393,575             --              --          393,575
                           -----------   ------------   ------------   ------------   ------------    ------------      -----------
      Total liabilities     16,086,385             --       (680,362)    15,406,023      2,252,592       6,580,742       24,239,357
                           -----------   ------------   ------------ --------------   ------------    ------------      -----------

Series A Redeemable
  convertible
  preferred stock            2,957,641     (2,957,641)            --             --             --              --               --
Redeemable common stock        991,776       (991,776)            --             --             --              --               --

Stockholders' equity:
  Preferred stock                   --             --             --             --             --              --               --
  Class B common stock          12,262        (12,262)            --             --             --              --               --
  Common stock                  31,871         18,915         40,000         90,786      2,272,839      (2,272,839) (f)      90,786
  Additional paid in
     capital                11,987,480      3,942,764     31,840,000     47,770,244             --              --       47,770,244
  Common stock to be
     issued                  2,303,212             --             --      2,303,212             --              --        2,303,212
  Stockholder notes
     receivable               (151,306)            --             --       (151,306)            --              --         (151,306)
  Accumulated deficit       (3,659,547)            --             --     (3,659,547)            --              --       (3,659,547)
                           -----------   ------------   ------------   ------------   ------------    ------------      -----------
  Total stockholders'
    equity                  10,523,972      3,949,764     31,880,000     46,353,389      2,272,839      (2,272,839)      46,353,389
                            ----------   ------------   ------------   ------------   ------------     -----------      -----------
Total liabilities and
  stockholders' equity     $30,559,774   $              $ 31,199,638   $ 61,759,412   $  4,525,431    $  4,307,903      $70,592,746
                           ===========   ============   ============   ============   ============    ============      ===========



     See accompanying notes to pro forma consolidated financial information

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)



                                     1996 Trans-                    Offering     Historical     Naples       Naples       Pro Forma
                      Historical(h)   actions(i)  Adjustments   Adjustments(s)  As Adjusted  Acquisition(t) Adjustments  As Adjusted
Physician groups
    revenue, net      $46,996,262   $17,474,415   $        --     $      --   $64,470,677  $19,875,731  $        --      $84,346,408
Less: amounts
    retained
    by physician
    groups             20,791,607     6,559,401   (12,028,788)  (j)      --    26,453,704   10,819,621   (10,819,621)(u)  37,199,931
                                                   11,131,484   (k)                                       10,746,227 (u)
                      -----------   -----------   -----------      ---------   ----------   ----------   -----------      ----------
Management fee
   revenue             26,204,655    10,915,014       897,304            --    38,016,973    9,056,110        73,394      47,146,477

Operating expenses:
    Clinic salaries
      and benefits     11,778,563     4,545,936      (603,070)  (l)      --    15,721,429    4,411,991    (1,712,046)(v)  18,421,374
    Clinic rent and
      lease expense     2,684,002     1,318,760        17,630   (m)      --     4,020,392      614,462            --       4,634,854
    Clinic supplies     2,860,454     1,221,014            --            --     4,081,468      148,610            --       4,230,078
    Other clinic costs  6,202,760     6,202,760      (467,287)  (n)      --     8,920,050    3,565,790       (11,322)(w)  12,474,518
    General corporate
      expenses          2,633,585            --            --            --     2,633,585           --            --       2,633,585
    Depreciation and
      amortization        723,641       288,052      (28,933)   (o)      --     1,311,783      215,626        66,457 (x)   1,593,865
                                                      329,023   (p)
    Merger costs          682,269            --            --            --       682,269           --            --         682,269
    Interest expense      210,234       109,045       (25,442)  (q) (51,098)      301,944       39,854       (39,854)(y)   1,084,944
                                                       59,204   (q)                                          783,000 (y)
                      -----------   -----------   -----------      --------    ----------   ----------   -----------      ----------
                       27,775,508    10,667,384     (718,875)       (51,098)   37,672,919    8,996,333      (913,765)     45,755,487
                      -----------   -----------   -----------      --------    ----------   ----------   -----------      ----------

Income (loss) before
  provision for
  income taxes         (1,570,853)      247,630     1,616,179         51,098      344,053       59,777       987,159       1,390,990
Provision
  (benefit) for
  income taxes                 --       (93,974)      205,297   (r)   19,417      130,740           --       397,836 (z)     528,576
                      -----------   -----------   -----------      ---------   ----------   ----------   -----------      ----------

Net income (loss)     $(1,570,853)  $   341,604   $ 1,410,881      $  31,681   $  213,313   $   59,777   $   589,323      $  862,414
                      ===========   ===========   ===========      =========   ==========   ==========   ===========      ==========

Net income (loss)
  per share           $     (0.19)                                             $     0.01                                 $     0.06
                      ===========                                              ==========                                 ==========

Weighted average number
  of common shares
  outstanding           8,395,186                                              14,873,522                                 14,873,522
                      ===========                                              ==========                                 ==========









   See accompanying notes to pro forma consolidated financial information.

         NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         Through March 31, 1997 and during 1996 the Company, through its wholly owned subsidiaries, acquired certain operating assets and assumed certain operating liabilities of five physician groups located in Alabama, Florida, Kentucky, and Texas.

PHYSICIAN GROUPS REVENUE, NET

         Physician groups revenue represents the revenue of the affiliated physician groups reported at the estimated realizable amounts from patients, third-party payors, and others for services rendered, net of contractual and other adjustments.

MANAGEMENT FEE REVENUE

         Management fee revenue represents physician groups revenue less amounts retained by physician groups. The amounts retained by physician groups (typically 85% of the physician group operating income) represent amounts paid to the physician groups pursuant to the service agreements between the Company and the physician groups. Under the service agreements, the Company provides each physician group with the facilities and equipment used in its medical practice, assumes responsibility for the management of the operations of the practice, and employs substantially all of the non-physician personnel utilized by the group.

         The Company's management fee revenue is dependent upon the operating income of the physician groups. Physician group operating income is defined in the service agreements as the physician group's net medical revenue less certain contractually agreed-upon clinic expenses, including non-physician clinic salaries and benefits, rent, insurance, interest, and other direct clinic expenses. The amount of the physician groups revenue retained and paid to the physician groups primarily consists of the cost of the affiliated physicians' services. The remaining amount of the physician group operating income (typically 15%) and an amount equal to 100% of the clinic expenses are reflected as management fee revenue earned by the Company.

PRO FORMA CONSOLIDATED BALANCE SHEET

The adjustments reflected in the pro forma consolidated balance sheet are as follows:

         (a) The historical consolidated balance sheet includes the combined assets, liabilities and stockholders' equity of the Company and Western Medical Management Corp. Inc. ("Reno") at December 31, 1996. The Reno business combination was completed on March 17, 1997, and has been accounted for as a pooling of interests.

         (b) To reflect the conversion of all Series A Redeemable Convertible Preferred Stock and Class B Common Stock into Common Stock and the termination of the Company's contingent obligation to repurchase Redeemable Common Stock. The equity conversions assume that all stock was converted using a one-for-one conversion ratio, as provided in the Company's Certificate of Incorporation.

         (c)      To reflect effects of the Offering.

(d) To record the assets acquired and liabilities assumed by ProMedCo in the Naples Acquisition. This acquisition has been accounted for by the purchase method of accounting and, accordingly, the purchase price has been preliminarily allocated to the assets acquired and liabilities assumed based on the estimated fair values. Total consideration amounted to approximately $19.9 million, consisting of cash of $11.1 million, notes payable of $8.7 million, and the assumption of certain liabilities of $100,000. The preliminary allocation of the purchase price includes recognition of a long-term receivable for cash paid on behalf of the sellers for premiums under certain split dollar life insurance arrangements covering the physicians (see further discussion below under "Other Assets").

The following methods and assumptions were used to estimate fair value:

Cash and cash equivalents--The historical carrying amount approximates fair value.

Accounts receivable, net--The Company acquired only a specified portion of the accounts receivable. The Company reviewed the specific receivable balances and determined that their historical carrying amount approximates their fair value.

Property and equipment, net--The Company performed an asset review and determined that the historical carrying amount approximates fair value.

Liabilities assumed--Given the short term nature of the liabilities assumed, the historical carrying amount approximates their fair value.

Intangible assets--In connection with the allocation of the purchase price to identifiable intangible assets, the Company analyzes the nature of each group, number of service sites and ability to recruit additional physicians, the group's relative market position, the length of time each group has been in existence, and the term and enforceability of the service agreement. Because the Company does not practice medicine, maintain patient relationships, hire physicians, enter into employment and non-competition agreements with the physicians, or directly contract with payors, the intangible asset created in the purchase allocation process is associated solely with the service agreement with the physician group. The service agreements are for a term of 40 years and cannot be terminated by either party without cause, consisting primarily of bankruptcy or material default.

         The Company believes that there is no material value allocable to the employment and non-competition agreements entered into between the physician group and the individual physicians. The primary economic beneficiary of these agreements is the physician group, an entity that the Company does not legally control. In addition, any damages under the agreements are paid solely to the physician group for purposes of replacing departing physicians. Generally, due to low expected physician turnover in the industry and the ability of the physician group to replace departing physicians, the Company believes there would be no significant economic loss to either the physician group or the Company due to physician departure. The physician groups continually recruit physicians and, as appropriate and necessary, subsequently add qualified physicians to the group. This manner of operations allows the physician group to perpetuate itself as individual physicians retire or are otherwise replaced. The Company believes that the physician groups with which it has service agreements thus are long-lived entities with an indeterminable life, and that the physicians, customer demographics, and various contracts will be continuously replaced. The service agreement intangible is being amortized on a straight-line method over a composite average life of 30 years.

         Other assets--The Company is entitled to receive, from the physicians, amounts equal to premiums paid by the Company for split-dollar life insurance arrangements covering the physicians. The long-term receivables are collected upon the individual physician's death or his early termination. The full amounts of the receivables are guaranteed by the physicians and are stated at fair value.

         (e) To eliminate assets not acquired and liabilities not assumed by ProMedCo in the Naples Acquisition as stated in the purchase agreement.

         (f) To eliminate the owner's equity of Naples in connection with the purchase accounting for the acquisition.

         (g) To record the cash paid and notes payable issued at closing in exchange for assets acquired and liabilities assumed in connection with the acquisition.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

The adjustments reflected in the pro forma consolidated statement of operations for the year ended December 31, 1996 are as follows:

         (h) The historical consolidated statement of operations includes the combined results of operations of the Company and Reno for the year ended December 31, 1996. The Reno business combination was completed on March 17, 1996, and has been accounted for as a pooling of interests.

         (i) The 1996 Transactions column represents the historical revenues and expenses of the physician groups for that portion of the year preceding the groups' affiliation with the Company. The 1996 Transactions include Cullman Family Practice, P.C., Family Medical Clinic, P.C., Morgan-Haugh, P.S.C., HealthFirst Services, Inc., Tarrant Family Practice, P.A., and King's Daughters Clinic, P.A.

         (j) To eliminate the historical amounts retained by physician groups for each acquired physician group in the 1996 Transactions and Reno. The adjustment is for the periods that the physician groups were not managed under the service agreements.

         (k) To record the amounts retained by physician groups to the percentage specified in the service agreement (typically 85% of each of the physician group's operating income) entered into with each affiliated physician group in the 1996 Transactions and Reno. The adjustment is for the periods the physician groups were not managed under the service agreements.

         (l) To eliminate the salaries of nurses and physician extenders at historical levels in the 1996 Transactions for the periods not covered by the service agreements. The service agreements provide that these costs are for the account of the physician groups. The adjustment is for the periods the physician groups were not managed under the service agreements.

         (m) To record additional rental expense related to the rental of clinic space from the physician groups in the 1996 Transactions. The adjustment is for the periods the physician groups were not managed under the service agreements.

         (n) To eliminate physician benefits and other physician-related costs in the 1996 Transactions and Reno, such as club dues and subscriptions, that will not be paid by the Company. The adjustment is for the periods the physician groups were not managed under the service agreements.

         (o) To eliminate the depreciation and amortization expense recorded by the physician groups in the 1996 Transactions at historical values. The adjustment is for the periods the physician groups were not managed under the service agreements.

         (p) To adjust depreciation expense and amortization expense in the 1996 Transactions. The adjustment for depreciation expense is computed by dividing total fixed assets acquired by the weighted average life of the fixed assets acquired (approximately seven years), less depreciation expense recorded on an historical basis. The adjustment for amortization expense is computed by dividing total service agreement rights acquired by a composite average life of 30 years, less agreement amortization expense recorded on an historical basis. The adjustments assume the acquired assets were held for the entire period presented.

         (q) To eliminate interest expense related to liabilities not assumed in connection with the 1996 Transactions and record interest on debt issued in connection with the acquisitions.

         (r) To record an estimate of the overall provision for income taxes for the consolidated operations of the historical results of the Company plus the 1996 Transactions, as adjusted, at an estimated effective rate of 38%.

         (s) To reduce interest expense assuming repayment of the Company's Credit Facility borrowings with a portion of the proceeds of the Offering received by the Company as of January 1, 1996, net of estimated federal and state income taxes at a combined rate of 38%.

         (t) The Naples Acquisition represents the historical combined revenues and expenses of the Southwest Florida Clinic Practices.

         (u) To eliminate the historical amounts retained by the physician group and record the amounts retained by the physician group based on the percentage specified in the service agreement entered into with the physician group.

         (v) To eliminate the salaries of nurses and physician extenders at historical levels for the periods not covered by the service agreements. The service agreements provide that these costs are for the account of the physician groups.

         (w) To eliminate physician benefits and other physician-related costs, such as club dues and subscriptions, that will not be paid by the Company.

(x) To adjust depreciation expense and amortization expense. The adjustment for depreciation expense is computed by dividing total fixed assets acquired by the weighted average life of the fixed assets acquired (approximately seven years), less depreciation expense recorded on an historical basis. The adjustment for amortization expense is computed by dividing total service agreement rights acquired by a composite average life of 30 years, less agreement amortization expense recorded on an historical basis. The adjustments assume the acquired assets were held for the entire period presented.

         (y) To eliminate interest expense related to liabilities not assumed and record interest on debt issued in connection with the acquisition.

         (z) To record an estimate of the provision for income taxes for the Naples Acquisition at an estimated rate of 38%.

                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PROMEDCO MANAGEMENT COMPANY




                                       By:      /s/ Robert D. Smith
                                                   Robert D. Smith
                                               Chief Accounting Officer

Date:  July 7, 1997